LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS I, DARRIN VOHS, the undersigned, do hereby make, constitute and appoint NATALIE MACIOLEK and DAVID KNAFF, each acting individually, as my true and lawful attomey-in fact, with full power and authority as described herein, on behalf of and in my name, place and stead to: (1} obtain credentials (including codes or passwords) to enable me to submit and file documents, forms and information required by Section 16( a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the U.S. Securities and Exchange Commission ("SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, including (i) preparing, executing in my name and on my behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding me for purpose of the Form ID or such other documents; and (ii) enrolling me in EDGAR Next or any successor filing system; (2) act as an account administrator for my EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on my EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; (3) cause Molson Coors Beverage Company (the "Company") to accept a delegation of authority from my EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for my EDGAR account; (4) prepare, execute, acknowledge, deliver and file for, and on behalf of, me, in my capacity as an officer and/or director of the Company, Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act, the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"); (5) seek or obtain, as my representative and on my behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information; (6) do and perform any and all acts for, and on behalf of, me that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Forms 144, and any amendments thereto, or other required report and timely file such forms or reports with the SEC, the New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

(7) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on behalf of me pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion. I further acknowledge that: (1) the foregoing attorneys-in-fact are serving in such capacity at my request; (2) this Limited Power of Attorney authorizes, but does not require, each attorney-in- fact to act in hisiher discretion on information provided to such attorney-in-fact without independent verification of such information; (3) any documents prepared and/or executed by the attorney-in-fact on my behalf pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his/her discretion, deems necessary or desirable; (4) neither the Company nor any attorney-in-fact assumes (i) any liability for my responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any of my liability for any failure to comply with such requirements, or (iii) any obligation or liability of mine for profit disgorgement under Section l 6(b) of the Exchange Act; and (5) this Limited Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. I, the undersigned, do hereby give and grant each foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that the attorney-in-fact of, for me and on my behalf, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to my holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by me in a signed writing delivered to such attorney-in-fact. [Signature Page Follows]

IN WITNESS WHEREOF, I have caused this L!,lllited Power of Attorney to be executed as of this 6th day of October, 2025. /./ \ ST A TE OF WISCONSIN COUNTY OF MILWAUKEE : i DARRIN VOHS This Limited Power of Attorney was acknowledged before me on October 6, 2025 by Darrin Vohs. L Pt [Notary Seal]